UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2023 (November 9, 2023)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $1,150.00 per share	CANO/WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2023, the New York Stock Exchange (the “NYSE”) notified Cano Health, Inc. (the “Company”) that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each whole warrant exercisable for one share of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at an exercise price of $1,150 per share, and listed to trade on the NYSE under the symbol “CANO/WS” (the “Warrants”) and (b) immediately suspend trading in the Warrants due to “abnormally low” price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. On November 13, 2023, the NYSE issued a press release regarding such matter and filed Form 25 with the Securities and Exchange Commission to initiate delisting of the Warrants. The Company does not intend to appeal the NYSE’s determination.

Trading in the Company’s Class A Common Stock will be unaffected and will continue on the NYSE under the symbol “CANO.” Trading of the Warrants is expected to continue on the OTC market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

November 15, 2023	By:	/s/ Mark Kent
Mark Kent
Chief Executive Officer